Exhibit 2

Articles of Amendment

(General Laws, Chapter 156D; Section 10.06; 950 CMR 113.33)

Lifeline Holdings, Inc., having a registered office at 111 Lawrence Street, Framingham, MA 01702, certifies as follows:

FIRST, Article I of the Articles of Organization of the corporation is amended by this Amendment.

SECOND, this Amendment was duly adopted and approved on September 10, 2004 by the board of directors and its shareholder in the manner required by law and the Articles of Organization.

THIRD, the specific text of the amendment effected by this Amendment is as follows:

ARTICLE I is amended to read as follows:

ARTICLE I. The exact name of the Corporation is Lifeline Systems, Inc.

FOURTH, this Amendment does not authorize an exchange or effect a reclassification or cancellation of issued shares of the corporation.

FIFTH, this Amendment does not change the number of shares or par value (if any) of any type, or designate a class or series, of stock, or change a designation of any class or series of stock.

The foregoing amendment will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156D, §1.25.

Signed by	/s/ Ronald Feinstein

(Please check appropriate box)

☐ Chairman of the Board

☒ President – Ronald Feinstein

☐ Other Officer

☐ Court-appointed fiduciary

on this 9th day of December, 2004.

Lifeline Systems Company

111 Lawrence Street

Framingham, MA 01702

December 9, 2004

The Massachusetts Secretary of State’s Office

Corporations Division

One Ashburton Place

17th Floor

Boston, MA 02108

Re:	Lifeline Systems, Inc.

Dear Sir or Madam:

The undersigned hereby consents to the use of the name Lifeline Systems, Inc. in the Commonwealth of Massachusetts by Lifeline Holdings, Inc. (which is changing its corporate name to Lifeline Systems, Inc.).

LIFELINE SYSTEMS COMPANY (f/k/a Lifeline Systems, Inc.)

By:	/S/ MARK G. BEUCLER
Mark G. Beucler Vice President, Finance, Chief Financial Officer and Treasurer

COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment

(General Laws, Chapter 156D, Section 10.06)

I hereby certify that upon examination of these Articles of Amendment, it appears that the provisions of the General Laws relative thereto have been complied with, and the filing fee in the amount of $100 having been paid, said articles are deemed to have been filed with me this 9 day of December 2004 at 4:00 p.m.

Effective date:

/s/ William Francis Galvin

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth

Contact information:

Pam Finan

c/o Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

Telephone: 617-526-6000

Email: pamela.finan@wilmerhale.com